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                                                                EXHIBIT 23


                         [COOPERS & LYBRAND LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Perceptron, Inc. and Subsidiaries on Form S-8 (File Nos. 33-63666, 33-63664, 33-85656, 33-93910, 333-00446 and 333-00444) and on Form S-3 (File Nos.
33-78594, 333-29263 and 333-24239) of our report dated January 31, 1996, on our audits of the supplemental consolidated financial statements of Perceptron, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this current report on Form 8K.


/s/ Coopers & Lybrand LLP

Detroit, Michigan
July 18, 1997